Exhibit 99.2

EXECUTION COPY

Executive Employment Agreement

This Executive Employment Agreement (the “Agreement”) is made and entered into as of October 3, 2025, by and between David Spence (the “Executive”), and Applied Energetics, Inc., a Delaware corporation (the “Company”) (collectively, the “Parties”).

RECITALS

WHEREAS, the Company is a corporation that specializes in the development and manufacturing of innovative directed energy solutions, ultra-short pulse lasers, and related technologies for the national security, biomedical, and advanced manufacturing markets (the “Business”);

WHEREAS, Executive has the relevant background and experience to help lead the Company’s ongoing product development initiatives;

WHEREAS, the Company desires to employ the Executive on the terms and conditions set forth herein; and

WHEREAS, the Executive desires to be employed by the Company on such terms and conditions.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows:

1. Term. This Agreement and the Executive’s employment hereunder shall become effective as of October 3, 2025 (the “Effective Date”) and shall continue for an initial period of three years. Following such initial period, the Agreement shall automatically renew, upon the same terms and conditions, for successive periods of one year each until the Executive’s employment terminates pursuant to Section 5 of this Agreement. The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the “Employment Term.”

2. Position and Duties.

2.1 Position. During the Employment Term, the Executive shall serve as Chief Product Officer of the Company. In such position, the Executive shall have such duties, powers, authority, and responsibilities as are set forth in this Agreement and as shall be determined from time to time by Executive and the Board of Directors, which duties, powers, authority, and responsibilities are consistent with the Executive’s position. The Executive shall maintain such professional credentials and satisfy any and all legal or regulatory requirements for the performance of his services under this Agreement. The Executive agrees to perform the services hereunder to the best of his ability in a diligent and conscientious manner, to devote appropriate time, energies and skill to those duties called for hereunder and to be available as deemed necessary by mutual agreement of the parties during the term of this Agreement.

2.2 Primary Duties. Leading the end-to-end product strategy, development, and execution to deliver advanced technologies that meet mission-critical defense needs; define and drive the product roadmap in alignment with customer requirements, regulatory standards, and long-term company objectives, developing new intellectual property, translating complex technical capabilities into operationally viable solutions; collaborate closely with engineering, business development, government relations, and executive leadership to prioritize investments, manage risk, and ensure successful product delivery through TRL maturation, DoD validation, and commercial scaling; as a member of the leadership team of the company, play a pivotal role in shaping the company’s growth trajectory by ensuring technical differentiation, user-centric design, and a rapid cycle of innovation tailored to defense and national security markets.

2.3 The Company shall provide Executive with office space and a laptop computer, as needed for Executive to perform his duties.

3. Place of Performance. The principal place of Executive’s employment shall be Arizona, and the Executive shall work in the Company’s Tucson headquarters. The Executive may from time to time perform some of his duties from an offsite location, subject to reasonable approval of management or the Board of Directors the subject to his using a secure, NIST compliant connection to the Company’s information technology system. Executive may be required to travel on Company business during the Employment Term.

4. Compensation.

4.1 Base Salary. The Company shall pay the Executive an annual base salary the (“Base Salary”) of $250,000 in periodic installments in accordance with the Company’s customary payroll practices and applicable Arizona wage payment laws, but no less frequently than semi-monthly. The Executive’s Base Salary may be increased from time to time by vote of the Company’s Board of Directors or Compensation Committee, if any.

4.2 Equity Compensation. The Company shall issue to the Executive, on the Effective Date, Incentive Stock Options to purchase up to Five Hundred Thousand (500,000) shares of the Company’s common stock at an exercise price per share representing the fair market value on the Effective Date hereof by reference to the 20-day volume weighted average price of the common stock on the OTCQB. Such options shall be subject to vesting and become exercisable only during the term of Executive’s employment in four equal annual installments commencing on the first anniversary thereof. Such options shall also have a term of ten years and be subject to the terms and conditions of the Company’s 2018 Stock Incentive Plan and the standard form of Incentive Stock Option Agreement thereunder. The Executive will be eligible to participate in the further grants of equity, commensurate with other members of the Company’s leadership team, in the sole discretion of the Board of Directors.

4.3 Annual Bonus.

(a) For each calendar year of the Employment Term, commencing in 2026, the Executive shall be eligible to receive an annual bonus (the “Annual Bonus”) in an amount in cash or stock, if any, determined by the Board of Directors of the Company, in its sole discretion, with the Executive abstaining from any vote or action by written consent on such Annual Bonus.

(b) The Annual Bonus, if any, will be paid within two and a half (2 1/2) months after the end of the applicable calendar year.

4.4 Expense Reimbursements. The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by the Executive in connection with the performance of his duties under this Agreement. The payment(s) shall be made on the day of the next regular payroll following submission by Executive of a reimbursement request to the Company in accordance with the Company’s standard reimbursement policy.

4.5 Benefits. During the Employment Term, the Executive shall be entitled to benefits consistent with the practices of the Company and governing benefit plan requirements (including plan eligibility provisions). Notwithstanding the foregoing, during the Employment Term, the Company shall provide the Executive with benefits equal or better to those benefits provided to or received by Executive from the Company as the date this Agreement is executed.

(a) Employee Benefits. During the Employment Term, the Executive shall be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”) to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Executive may, in lieu of participating in the Company’s health insurance plan for himself and his immediate family, elect COBRA coverage from his prior employer, in which case, the Company will cover all premiums payable by the Executive for such coverage for a period of up to eighteen (18) months from the date of this Agreement or such shorter period as the Executive may be entitled to receive such COBRA benefits.

(b) Vacation and paid sick and family leave consistent with federal, state, and local laws and in an amount consistent with other executives in the Company but no less than four weeks of vacation leave in addition to paid sick leave as required by Arizona law.

(c) The Company shall reimburse the Executive for expenses of moving and relocation of the Executive and his immediate family to Tucson, AZ (including the Tucson metropolitan area) within eighteen (18) months of the date of this Agreement up to a limit of $50,000. The payment(s) shall be made on the day of the next regular payroll following submission by Executive of a reimbursement request to the Company in accordance with the Company’s standard reimbursement policy.

4.6 Indemnification.

(a) If the Executive is sued, criminally prosecuted, or brought under administrative action or investigation because of Employee’s service as an officer or director of the Company, , , the Company will indemnify and hold the Executive harmless to the maximum extent permitted under applicable law from and against any liabilities, costs, claims, and expenses, including all costs and expenses incurred in defense of any proceeding (including attorneys’ fees). The indemnification provided herein shall not apply to any dispute between the Executive and the Company or any of its affiliates with respect to this Agreement or the Executive’s employment hereunder. Costs and expenses incurred by the Executive in defense of such Proceeding (including attorneys’ fees) shall be paid by the Company in advance of the final disposition of such litigation and in no event more than 90 days after receipt by the Company of a written request for payment and appropriate documentation evidencing the incurrence, amount, and nature of the costs and expenses for which payment is being sought.

(b) During the Employment Term and for a period of six (6) years thereafter, the Company or any successor to the Company shall purchase and maintain, at its own expense, directors’ and officers’ liability insurance providing coverage to the Executive on terms that are no less favorable than the coverage provided to directors and similarly situated executives of the Company.

5. Termination of Employment.

5.1 The Executive’s employment hereunder may be terminated by the Company at any time, effective immediately, for Cause. For purposes of this Section 5, the term “Cause” shall mean any (i) material breach of this Agreement by Executive which remains uncured for ten days following written notice thereof, (ii) gross negligence or willful misconduct by Executive in the performance of services hereunder, or (iii) any action taken by Executive which is reasonably likely to cast the Company in an unfavorable light or bring negative publicity to the Company.

5.2 Death of Employee. Executive’s employment with company will terminate upon the Employee’s death.

5.3 Disability of Employee. Executive’s employment with company will terminate if employee is unable to perform the essential functions of his position, with or without reasonable accommodation, following 6 months’ of continuous absence.

5.4 Either of the Parties may terminate this Agreement for any reason or no reason upon 90 days’ prior written notice to the other party delivered in accordance with Section 17 hereof.

5.5 Executive may terminate his employment under this Agreement at any time, effective immediately, for “Good Reason.” “Good Reason” shall mean: (a) material breach of this Agreement by the Company which remains uncured for ten days following written notice thereof; (b) a material change to the services, duties, authority or responsibilities assigned to Executive under this Agreement, absent mutual agreement; (c) a change to Executive’s title, absent mutual agreement; (d) any reduction to the compensation and/or benefits stated in Section 4 hereof, absent mutual agreement or a general restructuring of compensation affecting all of management; or (e) the Company becomes either insolvent or in non-SEC reporting “shell” status.

6. Cooperation. The parties agree that certain matters in which the Executive will be involved during the Employment Term may necessitate the Executive’s cooperation in the future. Accordingly, following the termination of the Executive’s employment for any reason, to the extent reasonably requested by the Board, the Executive shall cooperate with the Company in connection with matters arising out of the Executive’s service to the Company; provided, however, that the Company shall make reasonable efforts to minimize disruption of the Executive’s other activities. The Company shall reimburse the Executive for reasonable expenses incurred in connection with such cooperation and, to the extent that the Executive is required to spend in excess of 20 hours per week on such matters, the Company shall compensate the Executive at an hourly rate of $550 per hour.

7. Confidential Information; Intellectual Property.

7.1 Executive understands that his relationship to the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to Executive by the Company or by the business of any affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence (“Confidential Information”). Such Confidential Information includes but is not limited to plans, research, know-how, trade secrets, specifications, drawings, sketches, models, samples, data, technology, computer programs, documentation, relating to software, computer systems, source code, object code methodologies, product development, distribution plans, contractual arrangements, profits, sales, pricing policies, operational methods, technical processes, other business affairs and methods, plans for future developments and other technical and business information, including information related to inventions, which is not publicly available and can be communicated by any means whatsoever, including without limitation oral, visual, written and electronic transmission.

7.2 At all times, both during the term of this Agreement and after its termination, Executive will keep and hold all Confidential Information in strict confidence and trust and will not use or disclose any of such Confidential Information without the prior written consent of the Company, whether such Confidential Information was obtained prior to or during the term of this Agreement. Upon termination of his relationship with the Company, Executive will promptly deliver to the Company all documents and materials of any nature pertaining to his work with the Company, and she will not take any documents or materials or copies thereof containing any Confidential Information, except as may be required for professional record keeping purposes. Executive represents and warrants that during any period prior to this Agreement in which he may have received or otherwise had access to Confidential Information, Executive did not disclose any such Confidential Information.

7.3 Employee shall execute and be bound by a Proprietary Information and Inventions Agreement, substantially in the form attached here as Exhibit A (“PIIA”), including all restrictive covenants set forth in the PIIA. In the event of any conflict between PIIA and Employment Agreement, terms of the PIIA shall govern.

8. Non-Competition. During the term of this Agreement and for a period of six months following termination of his relationship with the Company for any reason, Executive will not, either alone or jointly with others or as an agent, consultant or employee of any person, firm or company, directly or indirectly, voluntarily or involuntarily, carry on or engage in any activity or business which is or may reasonably be in direct competition with the business of the Company or any of its affiliates, successors or assigns.

9. Non-Solicitation. During the term of this Agreement and for a period of one year following termination of his relationship with the Company for any reason, Executive will not, either alone or in association with others (i) solicit, divert, encourage or attempt to divert or take away the business or patronage of any of the clients, customers or business partners of the Company which were contacted, solicited or served by the Company or any of its affiliates during the one-year period prior to the termination or cessation of the Executive’s service to the Company; (ii) solicit, induce or attempt to induce, hire, recruit or attempt to hire, or engage or attempt to engage any person who was employed or otherwise engaged by the Company or any of its affiliates at any time during the term of this Agreement to terminate their employment or other engagement with the Company or any such affiliate.

10. Non-Contravention. The Executive hereby represents and warrants to the Company that nothing contained in this Agreement constitutes a breach of any other agreement or covenant to which the Executive is a party or by which he is bound, including without limitation, any covenant not to compete or confidentiality or similar agreement.

11. Governing Law; Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of Arizona without regard to conflicts of law principles. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in the State of Arizona. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

12. Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between the Executive and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. The parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

13. Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

14. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

15. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

16. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

17. Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the parties at the addresses set forth below (or such other addresses as specified by the parties by like notice):

If to the Company:	Attn: Christopher Donaghey, President and CEO
Applied Energetics, Inc.
9070 S. Rita Road, Suite 1500
Tucson, Arizona 85747

Copy to: Mary P. O’Hara, Esq.
Applied Energetics, Inc.
9070 S. Rita Road, Suite 1500
Tucson, Arizona 85747
mohara@appliedenergetics.com

If to Employee:	David Spence
[email address]

18. Withholding. The Company shall have the right to withhold from any amount payable hereunder any federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation. If the Executive incurs any state or local income tax liability whatsoever by virtue of his performance of any obligation under this Agreement, the Company shall reimburse Executive for any such payment(s) he remits to any state or local taxing authority within 15 days of the date Executive submits the reimbursement request to the Company.

19. Acknowledgement of Full Understanding. The parties acknowledge and agree that they have fully read, understand and voluntarily enter into this Agreement. The parties acknowledge and agree they have had an opportunity to ask questions and consult with an attorney of his or its choice before signing this Agreement.

20. This Agreement will be binding upon and will be for the benefit of Employee’s heirs, personal representatives, executors, administrators and other legal representatives and the Company, its successors, and assigns.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

Applied Energetics, Inc.

By:	/s/ Christopher Donaghey
Name:	Christopher Donaghey
Its:	President and CEO

Date: October 3, 2025

EXECUTIVE:

By:	/s/ David Spence
Name:	David Spence

Date:	October 3, 2025

EXHIBIT A

PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT

A-1